SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 26, 2012

Date of Report (Date of earliest event reported)

FBR & CO.
(Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)
00133518                           20-5164223
(Commission File Number)                           (IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
(Address of Principal Executive Office) (Zip Code)
(703) 312-9500
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On October 26, 2012, FBR & Co.’s wholly-owned subsidiary FBR Fund Advisers, Inc. completed the previously announced sale to Hennessy Advisors, Inc. of assets related to the management of the entire family of the FBR Funds pursuant to a definitive agreement with Hennessy Advisors, Inc. (the “Agreement”).  The purchase price for the sale included an initial payment of approximately $19.7 million at closing based on assets under management of approximately $2.2 billion as October 25, 2012, and will include a subsequent payment upon the first anniversary of closing based on a percentage of assets under management for the applicable funds on such date.

The foregoing description of the Agreement is qualified by reference to the Agreement, which is included as Exhibit 10.1 to FBR & Co.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & Co.
Date: October 26, 2012	By:	/s/ Bradley J. Wright Bradley J. Wright Executive Vice President and Chief Financial Officer